UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Commission File No. 0-20572

PATTERSON COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PATTERSON COMPANIES, INC.
1031 MENDOTA HEIGHTS ROAD
ST. PAUL, MINNESOTA 55120

July 29, 2016

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Patterson Companies, Inc. to be held at 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 12, 2016, at 4:30 p.m. local time.

At the meeting you will be asked (1) to vote for the election of eight directors, (2) to vote upon an advisory proposal concerning our executive compensation program, and (3) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 29, 2017. I encourage you to vote for the nominees for director, for advisory approval of our executive compensation program, and for ratification of the appointment of Ernst & Young LLP.

Whether or not you are able to attend the meeting in person, it is important that your shares be represented and voted at the meeting. After reading this proxy statement, please promptly vote and submit your proxy. You may vote through the Internet, by telephone or by requesting, signing and returning a proxy card. Your vote is important.

Very truly yours,

PATTERSON COMPANIES, INC.

Scott P. Anderson
Chairman, President and Chief Executive Officer

PATTERSON COMPANIES, INC.
1031 MENDOTA HEIGHTS ROAD
ST. PAUL, MINNESOTA 55120

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 12, 2016

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Patterson Companies, Inc., a Minnesota corporation, will be held at 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 12, 2016, at 4:30 p.m. central time, or any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect eight directors to have terms expiring in 2017, and until their successors shall be elected and duly qualified;

2.	To consider and vote upon an advisory proposal concerning our executive compensation program;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 29, 2017; and

4.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on July 15, 2016 are entitled to notice of, and to vote at, the meeting. In an effort to facilitate the voting process for substantially all of our shareholders, we are using the benefit of the Securities and Exchange Commission rules that allow proxy materials to be furnished to shareholders over the Internet. You can vote by proxy over the Internet by following the instructions provided in the Notice Regarding the Availability of Proxy Materials that was mailed to you on or about July 29, 2016, or, if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone. Whether or not you plan to attend the meeting, your vote is important and your promptness in voting by proxy will assist in its expeditious and orderly processing and will assure that you are represented at the meeting. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Les B. Korsh
Vice President, General Counsel and Secretary

St. Paul, Minnesota

July 29, 2016

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 12, 2016

In accordance with rules and regulations adopted by the Securities and Exchange Commission, we are furnishing our proxy materials on the Internet. “Proxy materials” means this proxy statement, our 2016 Annual Report and any amendments or updates to these documents. Our proxy materials are available on the Internet to the general public at materials.proxyvote.com/703395.

PATTERSON COMPANIES, INC.
1031 MENDOTA HEIGHTS ROAD
ST. PAUL, MINNESOTA 55120

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD SEPTEMBER 12, 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished by the Board of Directors of Patterson Companies, Inc. and contains information relating to the annual meeting of shareholders to be held on Monday, September 12, 2016, beginning at 4:30 p.m. central time, at 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide substantially all of our shareholders access to our proxy materials over the Internet, instead of mailing printed copies of those materials to each shareholder. Accordingly, a Notice Regarding the Availability of Proxy Materials will be mailed on or about July 29, 2016 to shareholders who owned our common stock at the close of business on July 15, 2016. Shareholders will have the ability to access the proxy materials on a website referred to in the Notice Regarding the Availability of Proxy Materials or request that a printed set of the proxy materials be sent to them by following the instructions therein.

The Notice Regarding the Availability of Proxy Materials will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials this year instead of a paper copy of the proxy materials?

The Securities and Exchange Commission rules allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice Regarding the Availability of Proxy Materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

How can I access the proxy materials over the Internet?

The Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction card provided by your broker, trustee or nominee, will contain instructions on how to view our proxy materials for the annual meeting of shareholders on the Internet and how to instruct us to send our future proxy materials to you electronically by e-mail.

How may I obtain a paper copy of the proxy materials?

Shareholders receiving a Notice Regarding the Availability of Proxy Materials will find instructions about how to obtain a paper copy of the proxy materials on their notice.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote on the following items of business:

1.	The election of eight directors to have terms expiring in 2017, and until their successors shall be elected and duly qualified;

2.	Advisory approval of our executive compensation program; and

3.	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 29, 2017.

Shareholders will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the Board’s recommendations?

Our Board of Directors recommends that you vote:

•	FOR election of each of the nominees for director (see Proposal No. 1);

•	FOR advisory approval of our executive compensation program (see Proposal No. 2); and

•	FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 29, 2017 (see Proposal No. 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of July 15, 2016, the record date for the meeting, we had 99,195,012 shares of common stock outstanding and approximately 1,957 shareholders of record. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors.

How do I vote?

Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the annual meeting. There are three ways to vote by proxy:

By Internet - Shareholders who receive a Notice Regarding the Availability of Proxy Materials may submit proxies over the Internet by following the instructions on the notice. Shareholders who receive a paper copy of a proxy card or voting instruction card provided by their broker, trustee or nominee by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

By Telephone - Shareholders of record may submit proxies by telephone by following the instructions set forth on the website listed on the Notice Regarding the Availability of Proxy Materials or the proxy card. You will need to have the control number that appears on your Notice Regarding the Availability of Proxy Materials or proxy card available when voting by telephone.

By Mail - Shareholders who request and receive a paper copy of the proxy card or the voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

How do I vote my Patterson Companies, Inc. Employee Stock Ownership Plan and Trust (“ESOP”) or Patterson Dental Canada, Inc. Deferred Profit Sharing Plan (“DPSP”) shares?

If you participate in the ESOP or the DPSP, follow the directions on your proxy card to vote shares held for you in your ESOP or DPSP account, and such shares will be voted in accordance with your instructions. If you do not provide instructions on or before Wednesday, September 7, 2016, Delaware Charter Guarantee & Trust Company dba Principal Trust Company, the trustee of the ESOP, will vote your ESOP shares in the same proportion as all shares held under the ESOP for which timely instructions are received. If you do not provide instructions on or before Wednesday, September 7, 2016, Standard Life du Canada, the trustee of the DPSP, will vote your DPSP shares in the same proportion as all shares held under the DPSP for which timely instructions are received.

Who can attend the annual meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Shareholders of record should bring a form of photo identification so their share ownership can be verified. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to July 15, 2016, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 4:15 p.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote or revoke my proxy after I submit my vote?

Yes. Even after you have voted, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Les B. Korsh, or hand-delivered to Mr. Korsh before the vote at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Proposal No. 1. Assuming the presence of a quorum, election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. For additional information, please see “How does the director resignation policy work?” below.

Proposal Nos. 2 and 3. Assuming the presence of a quorum, the affirmative vote of the greater of (1) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on the item at the meeting and (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, will be required for approval of each of these proposals. Abstentions will be considered shares entitled to vote in the tabulation of votes cast and will have the same effect as negative votes on each of these proposals.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a proposal has been approved.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

With respect to the first proposal, you may vote FOR the nominees, or your vote may be WITHHELD with respect to one or more nominees. With respect to each of the second and third proposals, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate on your proxy. If you sign a paper proxy card but do not specify how you want your shares to be voted (and you do not hold your shares through a broker, bank or other financial institution), they will be voted (1) FOR the election of the nominees named below under the caption “Proposal No. 1 – Election of Directors;” (2) FOR, on an advisory basis, the approval of the compensation of our named executive officers as disclosed in this proxy statement; (3) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 29, 2017; and (4) in the discretion of the proxies named on the proxy card with respect to all other appropriate matters properly brought before the annual meeting.

How does the director resignation policy work?

Pursuant to our Corporate Governance Guidelines, any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who fails to receive the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote at the meeting shall, promptly following certification of the shareholder vote, offer his or her resignation to our Governance and Nominating Committee. The resignation offer shall be in writing and shall be an irrevocable resignation offer pending acceptance or rejection by our Board of Directors following its receipt of the recommendation of our Governance and Nominating Committee. We will promptly disclose to the public each such resignation and decision by our Board.

Who will count the proxy votes?

All votes will be tabulated by Broadridge Financial Services as the inspector of election for the meeting. Such firm will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Scott P. Anderson or Ann B. Gugino, or his or her nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our Board of Directors.

Who is paying for this proxy solicitation?

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Eight persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a majority of the shares represented in person or by proxy and entitled to vote at the meeting, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no family relationships between any director or officer.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees, except for those proxies that withhold such authority. As noted above, shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any nominee shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person as the proxies shall, in their discretion, determine. We have no reason to believe that any nominee will not be a candidate or will be unable to serve.

Set forth below is certain information concerning the nominees for election:

Name	Age	Principal Occupation	Position with Patterson	Director Since
Scott P. Anderson	49	Chairman, President and Chief Executive Officer of Patterson Companies, Inc.	Chairman, President and Chief Executive Officer	2010
John D. Buck	66	Chief Executive Officer of Whitefish Ventures, LLC	Lead Director	2006
Jody H. Feragen	60	Executive Vice President and Chief Financial Officer of Hormel Foods Corp.	Director	2011
Sarena S. Lin	45	President of Cargill Feed and Nutrition	Director	2014
Ellen A. Rudnick	65	Senior Advisor to the Polsky Center for Entrepreneurship and Innovation, University of Chicago	Director	2003
Neil A. Schrimsher	52	President and Chief Executive Officer of Applied Industrial Technologies, Inc.	Director	2014
Les C. Vinney	67	Former President and Chief Executive Officer of STERIS Corporation	Director	2008
James W. Wiltz	71	Former President and Chief Executive Officer of Patterson Companies, Inc.	Director	2001

Nominees for Election as Director

Scott P. Anderson was elected the President and Chief Executive Officer of Patterson Companies, Inc. in April 2010, and became our Chairman in April 2013. Mr. Anderson has worked with Patterson since 1993. Prior to June 2006 when he became President of Patterson Dental, Mr. Anderson held senior management positions in the dental unit, including Vice President, Sales, and Vice President, Marketing. Mr. Anderson started his career as a territory sales representative in the dental business before becoming national equipment manager, manager of the San Francisco branch and manager of the Minnesota branch, two of Patterson’s largest dental branch offices. Mr. Anderson became one of our directors in June 2010. He has served as a director of C.H. Robinson Worldwide, Inc. since January 2012. Mr. Anderson brings over 20 years of leadership and dental and animal health industry experience to our Board.

John D. Buck serves as our Lead Director. Mr. Buck is the principal owner of Whitefish Ventures, LLC, a family investment fund. He has been its Chief Executive Officer since 2000. Mr. Buck was Chief Executive Officer of Medica, the second largest health benefits plan in Minnesota, from February 2002 to May 2003. From 1996 to 2000, he worked for Fingerhut Companies, Inc. with his last assignment as President and Chief Operating Officer, and played an integral role in developing the business services area of the company. Prior to Fingerhut, Mr. Buck was Vice President of Administration at Alliant Techsystems, a leading supplier of aerospace and defense technologies. Prior to that, Mr. Buck spent 21 years at Honeywell, Inc., including a four-year international posting, and most recently serving as Vice President of Administration. Mr. Buck is Chairman of the Board of Directors of Medica. He has been one of our directors since December 2006. Mr. Buck brings financial, strategic and leadership experience, including health benefit plan experience, to our Board.

Jody H. Feragen has served as Executive Vice President and Chief Financial Officer of Hormel Foods Corp., a multinational marketer and manufacturer of brand name food and meat products, since November 2010. Ms. Feragen served as Hormel’s Senior Vice President and Chief Financial Officer from January 2007 to October 2010 and Hormel’s Vice President (Finance) and Treasurer from October 2005 to December 2006. She also has served on Hormel’s board of directors since 2007. Ms. Feragen has served as a director, including a member of the audit and management organization and compensation committees, of Graco, Inc., a supplier of technology and expertise for the management of fluids in both industrial and commercial applications, since September 2015. She has been one of our directors since September 2011. Ms. Feragen brings extensive experience in public company financial management to our Board.

Sarena S. Lin has served as President of Cargill Feed and Nutrition, a global animal feed and nutrition provider, since September 2014. Ms. Lin served as Corporate Vice President, Strategy and Business Development of Cargill, Inc., a global agriculture supply chain player and food producer, from May 2011 to September 2014. From September 1998 to March 2011, Ms. Lin was a Principal at McKinsey & Company, a global management consulting firm, where she was Managing Partner of McKinsey’s Taipei office, as well as the co-founder of McKinsey’s Sourcing Center in Shanghai. Ms. Lin brings global and strategic management expertise to our Board.

Ellen A. Rudnick has served as Senior Advisor to the Polsky Center for Entrepreneurship and Innovation at the University of Chicago since July 2016. Ms. Rudnick was previously the Executive Director and Clinical Professor of the Polsky Center for Entrepreneurship and Innovation at the University of Chicago Booth School of Business since March 1999. She served as Chairman of Pacific Biometrics, a medical diagnostics company which she co-founded, from 1993 to 1999; President of HCIA and CEO of Healthcare Knowledge Resources, both healthcare information service companies, from 1990 to 1992; and in a variety of capacities at Baxter Healthcare from 1975 to 1990, including Corporate Vice President of Baxter Healthcare and President and Founder of Baxter Management Services Division. Ms. Rudnick also served as Founder and Chairman of CEO Advisors, a consulting firm established in 1992. Ms. Rudnick also serves as director of First Midwest Bancorp, Inc., HMS Holdings Corporation and Liberty Mutual Insurance Company. She has been one of our directors since December 2003. Ms. Rudnick brings experience with small businesses (our customer base), the medical products industry, academia and entrepreneurship to our Board.

Neil A. Schrimsher has served as Chief Executive Officer of Applied Industrial Technologies, Inc., one of North America’s largest industrial parts distributors, since October 2011 and was also elected its President in August 2013. From January 2010 to August 2011, Mr. Schrimsher was Executive Vice President of Cooper Industries, a global electrical products manufacturer, where he led multiple businesses in Cooper’s Electrical Products Group and headed numerous domestic and international growth initiatives. Mr. Schrimsher joined Cooper Industries in May 2006 as the President of Cooper Lighting. Mr. Schrimsher’s other experience includes senior leadership positions for Siemens Energy & Automation, part of Siemens AG, the global electronics and electrical engineering company. He began his career at General Electric Company and rose through a succession of positions in GE Lighting. He also has served as a director of Applied Industrial Technologies, Inc. since October 2011. Mr. Schrimsher brings wholesale distribution and executive leadership experience to our Board.

Les C. Vinney is the former President and Chief Executive Officer of STERIS Corporation, a leading provider of infection prevention and surgical products and services for the healthcare, pharmaceutical and research markets. He was President and Chief Executive Officer of STERIS Corporation from 2000 to 2007, after which time he served as Senior Advisor to STERIS Corporation until his retirement in 2009. Prior to becoming its President and Chief Executive Officer, he was such company’s Senior Vice President, Finance and Operations. He previously held various senior management positions with Goodrich Corporation (formerly B.F. Goodrich), including Chief Financial Officer. Mr. Vinney also serves as a director of Campbell Soup Company. He has been one of our directors since December 2008. Mr. Vinney brings financial, strategic and industry experience, including experience as an executive officer of a healthcare products company, to our Board.

James W. Wiltz served as our President and Chief Executive Officer from May 2005 until his retirement in April 2010. Mr. Wiltz served as our President and Chief Operating Officer from April 2003 through May 2005. He began working with us in September 1969. From 1996 to 2003, Mr. Wiltz served as President of our subsidiary, Patterson Dental Supply, Inc. Since January 2010, Mr. Wiltz has served as a director of HealthEast Care System, a non-profit healthcare provider, and on its finance committee. He has been one of our directors since March 2001. Mr. Wiltz brings over 40 years of leadership, strategic and industry experience working for Patterson to our Board.

Vote Required

Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. Our Board of Directors recommends that you vote FOR the election of the nominees listed above.

OUR BOARD OF DIRECTORS AND COMMITTEES

Overview

Our Board of Directors represents the interests of our shareholders as a whole and is responsible for directing the management of the business and affairs of our company, as provided by Minnesota law. Our Board held eight meetings and took action by written consent four times during fiscal 2016. In addition to meetings of the full Board, directors also attended committee meetings. Each director then in office attended at least 75% of all of the meetings of the Board and of those committees on which he or she served.

Our Board is comprised of a majority of independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. As part of our Board’s evaluation of director independence, they considered the transactions our company began to have during fiscal 2016, as a result of our acquisition of Animal Health International, Inc., with Cargill Feed and Nutrition, where Sarena S. Lin is employed as president. Our Board reviewed such transactions and determined that they were entered into and provided in the ordinary course of business and were immaterial to either company’s revenues or operations. Our Board has therefore affirmatively determined the independence under the applicable Marketplace Rule as to each of our directors who are identified as independent directors in the chart that appears below within the subsection captioned “Committee Overview.” Furthermore, Harold C. Slavkin, who did not stand for re-election at our 2015 Annual Meeting held in September 2015, was an independent director.

The independent members of our Board meet in executive session at each regular meeting of our Board, with no members of management present.

Our company and our Board are members of the National Association of Corporate Directors (“NACD”). Our Board authorizes, recommends and encourages each Board member and our company’s senior management to attend educational courses offered by the NACD or similar accredited educational organization. We reimburse reasonable expenses incurred by our directors and senior management in attending such courses. In fiscal 2016, each of our directors satisfied the requirements for becoming a NACD Governance Fellow.

Our company has adopted and published Principles of Business Conduct and Code of Ethics. Our Principles of Business Conduct and Code of Ethics satisfy the requirements of Item 406(b) of Regulation S-K and applicable NASDAQ Marketplace Rules. Our Principles of Business Conduct and Code of Ethics are available on our website at www.pattersoncompanies.com or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations. We intend to disclose any amendment to or waiver from a provision of our Principles of Business Conduct and Code of Ethics that requires disclosure on our website at www.pattersoncompanies.com.

Our company also has adopted and published Corporate Governance Guidelines. Our Corporate Governance Guidelines address various governance topics, including the role of our Board of Directors, the composition of our Board and selection of directors, functioning of our Board and its committees, compensation of directors, and conduct and ethics standards for directors. Our Corporate Governance Guidelines are available on our website at www.pattersoncompanies.com or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, MN 55120, Attention: Investor Relations.

Leadership Structure and Risk Oversight

Our Board of Directors, which elects its Chairman annually by a majority vote, does not have a fixed policy regarding whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, and our Board believes that flexibility on this point best serves our company by allowing us to employ a leadership structure that is most appropriate under the circumstances at any given time. In April 2013, our Board elected our Chief Executive Officer Scott P. Anderson as Chairman of the Board. This created a unified leadership structure with Mr. Anderson executing the strategic direction set by our entire Board. We utilize a separate Lead Director to strengthen our corporate governance by counterbalancing any potential conflict of interest arising from having our Chief Executive Officer serve as Chairman of the Board. Our Lead Director, who must have at least one full year of Board service, is elected Lead Director annually by a majority vote and has the responsibilities described below, including chairing our Governance and Nominating Committee. We believe the strength of our independent Lead Director position, as well as the oversight exercised by the independent members of our Board through the work of the committees of our Board discussed below, enables this allocation of responsibilities to provide for strong and dynamic Board leadership. Our Board has the discretion to separate the roles of Chairman and Chief Executive Officer in the future if it deems it advisable and in the best interest of our company to do so.

Our management is primarily responsible for assessing and managing risk, while our Board oversees and reviews certain aspects of our company’s risk management efforts. As part of that oversight, our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our company. Throughout the year, our Board provides guidance to management regarding strategy and critically reviews operating plans that are intended to implement that strategy. Each year, our Board holds an extensive meeting with senior management dedicated to discussing and reviewing operating plans and overall corporate strategy. A discussion of key risks to the plans and strategy as well as risk mitigation plans and activities is conducted during that meeting. The involvement of our Board in setting business strategy is critical to the determination of the types and appropriate levels of risk undertaken by our company. Also, more particularly, and as discussed below, our Audit Committee focuses on oversight of financial risks relating to our company; our Compensation Committee focuses primarily on risks relating to remuneration of officers and other employees; our Governance and Nominating Committee focuses on reputational and corporate governance risks relating to our company; and our Finance and Corporate Development Committee focuses on risks associated with our capital structure, capital budget, capital expenditures, issuance and repurchase of securities, acquisitions and divestitures, and corporate investment and treasury policy.

Lead Director Role

The role of our Lead Director is designed to foster an environment conducive to effective communication by and among our directors and management and, if necessary, serve as a leader for our independent directors. Our Lead Director shall not inhibit or be a substitute for direct communications between directors. Our Lead Director shall coordinate the activities of the other independent directors and perform such other duties and responsibilities as our Board may determine appropriate, including the following:

•	Presiding at all meetings of our Board at which our Chairman is not present, including executive sessions of our independent directors;

•	Calling meetings of our independent directors;

•	Serving as a principal liaison between our Chairman and our independent directors; and

•	Being available, when requested and appropriate, for consultation and direct communication with shareholders.

Further, if the offices of Chairman of the Board and Chief Executive Officer are held by the same person, our Lead Director shall also have the power and authority to do the following:

•	Review and approve all information sent to our Board, including the quality, quantity, appropriateness and timeliness of such information;

•	Review and approve meeting agendas for our Board;

•	Review and approve the scheduling of Board meetings, assuring there is sufficient time for discussion of all agenda items; and

•	Review, on an annual basis and in consultation with our independent directors, this list of responsibilities and recommend to our Board for approval any modifications or changes.

Committee Overview

Our Board of Directors has an Audit Committee, a Compensation Committee, a Governance and Nominating Committee and a Finance and Corporate Development Committee. Each committee consists solely of members who are independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. In addition, each member of our Audit Committee is independent as defined in Exchange Act Rule 10A-3 and each member of our Compensation Committee is a non-employee director and is an outside director under the rules of the Securities and Exchange Commission and the Internal Revenue Service, respectively.

Each committee has a charter, all of which are available on our website at http://investor.pattersoncompanies.com/governance.cfm or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations. Such committees review and reassess the adequacy of their respective charters and recommend any changes to them at least annually. These charters were last reviewed in June and July 2016, at which time certain administrative changes were made to the Audit Committee charter and the Governance and Nominating Committee charter. Our committees also engage in an annual review of committee performance.

The following table shows the current membership of our committees and identifies our independent directors:

Name	Audit	Compensation	Governance and Nominating	Finance and Corporate Development	Independent Director
Scott P. Anderson
John D. Buck	X		X*		X
Jody H. Feragen	X*		X		X
Sarena S. Lin	X		X		X
Ellen A. Rudnick		X*	X	X	X
Neil A. Schrimsher		X	X	X	X
Les C. Vinney		X	X	X*	X
James W. Wiltz					X

* Denotes committee chairperson.

Our committees meet throughout the year, with regularly scheduled meetings held adjacent to our Board’s regularly scheduled meetings. Additional meetings by the four committees, either by phone or in person, are called when deemed necessary or desirable. The chairperson of each committee, with the advice and consultation of management and the committees’ outside advisors, if any, sets the committees’ annual calendar and the agenda for each meeting. Committee members receive detailed materials related to the topics on the agenda prior to each meeting.

Committee Responsibilities

Our Audit Committee and Its Report

Responsibilities and Composition. Our Audit Committee, chaired by Ms. Feragen, is empowered by our Board of Directors to review our financial books and records in consultation with our accounting and auditing staff and our independent registered public accounting firm, Ernst & Young LLP (“EY”), and to review with our accounting staff and EY the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure. EY reports directly to the committee, which is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accountants in regards to audit and attest services for our company. The committee’s charter, which discusses the full responsibilities of the committee, is available on our website at http://investor.pattersoncompanies.com/governance.cfm or in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations.

Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. As noted above, each member of the committee is an independent director as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3. Further, no member of the committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years.

Pursuant to our listing agreement with the NASDAQ Stock Market, each member of our Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement, and at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. In addition, our Board of Directors has determined that Jody H. Feragen is an “audit committee financial expert” as such term is defined by Item 407(d)(5) of Regulation S-K.

Audit Committee Report. As noted above, our Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has primary responsibility for the consolidated financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements included in our company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016 with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosures in the financial statements.

Our Audit Committee meets after each quarter end, but prior to the release of earnings, with management and our independent registered public accounting firm to review the results of the most recently completed fiscal period, and then meets again prior to our filing with the Securities and Exchange Commission of the related periodic report to review and discuss such disclosures. The committee held thirteen meetings during fiscal 2016.

Our Audit Committee has established procedures for the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. To report such matters, please call 877-888-0040.

EY has been our company’s independent registered public accounting firm since 1985. When, in accordance with Securities and Exchange Commission rules and EY policies, the lead audit partner is required to rotate after a maximum of five consecutive years of service in that capacity or due to other circumstances, the process for selection of our company’s lead audit partner pursuant to this rotation policy involves a meeting between the chair of our Audit Committee and the candidate for the role, as well as discussion by the full committee and with management. Our company’s lead audit partner was most recently changed in 2015.

Our Audit Committee reviewed with EY, the independent registered public accounting firm that is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the committee has discussed with EY the firm’s independence from management and our company, including the matters in the written disclosures and the letter the committee received from EY as required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services performed by EY during the year on such firm’s independence prior to the commencement of the non-audit services.

Our Audit Committee is committed to ensuring the independence of our company’s independent registered public accountants and directs significant attention toward the appropriateness of the outside auditor to perform services other than the audit. The committee has adopted pre-approval policies and procedures in this regard.

As a matter of policy, the independent registered public accountants will only be engaged for non-audit related work if those services enhance and support the attest function of the audit, are an extension to the audit or audit related services, or relate to tax matters. Annually, the lead audit partner reviews with the Audit Committee the services the outside auditor expects to provide in the coming year, and the related fees. In addition, management provides the committee with a quarterly status for the committee’s approval of any non-audit services that the outside auditor has been asked to provide or may be asked to provide in the next quarter. The committee pre-approves all audit and non-audit services provided by the company’s outside auditor.

Our Chief Financial Officer is responsible for the implementation of the Audit Committee’s pre-approval policies and procedures. The committee pre-approved all of the services we received from EY during fiscal 2016.

The Audit Committee discussed with our company’s internal auditors and EY the overall scope and plans for their respective audits. The committee meets with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of our company’s internal controls, and the overall quality of our company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board (and our Board approved) that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016, for filing with the Securities and Exchange Commission.

The Audit Committee and our Board have recommended and seek shareholder ratification of the selection of EY as our company’s independent registered public accounting firm for the year ending April 29, 2017. In making this recommendation, the committee evaluated the independence of EY, their knowledge and experience with our company, the quality of their past work for our company, their industry knowledge, data relating to their audit quality and performance and the level of fees to be charged for the audit services. The committee and our Board believe that the appointment of EY as our company’s independent registered public accounting firm is in the best interests of our shareholders and our company.

Respectfully submitted, /s/ Jody H. Feragen, Chairman /s/ John D. Buck /s/ Sarena S. Lin The Audit Committee

Our Compensation Committee and Its Report

Responsibilities and Composition. Our Compensation Committee, chaired by Ellen A. Rudnick, is authorized by our Board to establish general levels of compensation for our officers, to set the annual compensation of each of our executive officers, to grant options and make other awards to employees under our 2015 Omnibus Incentive Plan, and to review and approve our compensation and benefit plans. Our Compensation Committee held five meetings during fiscal 2016.

Our Board has determined that each member of our Compensation Committee is independent of management and our company. Further, as noted above, each member of the committee is an independent director, is a non-employee director, and is an outside director under the applicable rules of NASDAQ, the Securities and Exchange Commission and the Internal Revenue Service, respectively.

The Compensation Committee has the dual responsibility of serving the interests of our shareholders and serving as an advisor to management. The committee assists our Board in fulfilling its responsibility to our shareholders so that our executive officers and certain other officers and managers are compensated in accordance with our company’s total compensation objectives and executive compensation policy. Management assists the committee by advising and recommending compensation policies, strategies and pay levels necessary to establish appropriate incentives for management and employees that are aligned with business strategies and goals that the committee believes will drive competitive advantage and deliver sustainable returns to shareholders. The committee does not delegate any of its duties or responsibilities to any subcommittee or other person. The committee’s specific responsibilities include:

■	Evaluate annually our Chief Executive Officer’s and other executive officers’ compensation levels and payouts;

■	Determine for our Chief Executive Officer and other executive officers all components of compensation, including annual base salary, annual incentive opportunity levels, long-term incentive opportunity levels, executive perquisites, change in control provisions or agreements, severance agreements, benefits, supplemental benefits and any special financial compensation programs;

■	Review and recommend to our Board any equity compensation program involving the use of our company’s securities, including stock options, restricted stock awards and restricted stock units;

■	When appropriate, select, retain and terminate independent compensation consultants to advise the committee;

■	Administer the compensation for our Chief Executive Officer and other executive officers and ensure consistency with our company’s executive compensation policy;

■	Advise and assist our company in defining its total compensation policy;

■	Review and comment on the compensation program to ensure that it supports our company’s strategic and financial plans;

■	Review and recommend to our Board for approval new incentive plans that are consistent with the total compensation policy, and monitor the appropriateness of payouts;

■	Review retirement plans to ensure they are meeting company objectives and are in compliance with relevant regulations;

■	Review the establishment, amendment and termination of employee benefits plans, including equity plans, and oversee the operation and administration of such plans;

■	Review our company’s compensation policies for regulatory and tax compliance, including structuring compensation programs to preserve tax deductibility and, as required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code (the “Code”);

■	Include a report on executive compensation in our company’s proxy statement as required by Securities and Exchange Commission rules;

■	Review annually our company’s risk assessment to determine whether compensation policies and practices are reasonably likely to have a material adverse effect on our company;

■	Review and discuss with management the “Compensation Discussion and Analysis” required by Securities and Exchange Commission Regulation S-K, Item 402, and determine whether to recommend to our Board that the “Compensation Discussion and Analysis” be included in our company’s annual proxy statement for the annual meeting of shareholders; and

■	Fulfill such other duties and responsibilities as may be assigned to the committee by our Board or Chairman of the Board.

In fulfilling its duties and responsibilities, the Compensation Committee may hire independent consultants, confer with our internal human resource professionals and consult with our Chief Executive Officer and other members of management. In each of the last three fiscal years, the committee engaged Towers Watson (n/k/a Willis Towers Watson), an independent compensation consultant that has no other ties to our company or its management, to review compensation philosophy, competitiveness, pay for performance, and short term and long term compensation design. The committee believes that Willis Towers Watson is independent of our management. Our management has not engaged Willis Towers Watson to provide any other services to our company.

During the Compensation Committee meetings held in fiscal 2016, certain members of management were present to address specific topics within the scope of their responsibilities. In addition, Mr. Anderson and Ms. Gugino attended several of the meetings to provide certain recommendations to the committee regarding the compensation of other executive officers and to discuss the financial implications of various compensatory awards and benefit programs. Mr. Anderson and Ms. Gugino were not present during the committee’s discussion and determination of their respective compensation.

Compensation Committee Interlocks and Insider Participation. The members of our Compensation Committee are identified by name in the “Compensation” column of the chart that appears above within the subsection captioned “Committee Overview.” None of the members of the committee was an officer or employee of Patterson Companies, Inc. during fiscal 2016 or in any prior year, and none of the members of the committee had any relationship requiring disclosure under Item 404 of Regulation S-K. There were no Compensation Committee interlocks as described in Item 407(e)(4) of Regulation S-K.

Compensation Committee Report. Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” that appears herein with management. Based on such review and discussions, the committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this proxy statement and, thereby, in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016.

Respectfully submitted, /s/ Ellen A. Rudnick, Chairman /s/ Neil A. Schrimsher /s/ Les C. Vinney The Compensation Committee

Our Governance and Nominating Committee and Its Procedures for Nominations

Responsibilities and Composition. Our Governance and Nominating Committee, chaired by John D. Buck as Lead Director, performs the core function of providing the overall protocol for Board operation. It also serves as the nominating committee, making recommendations as to nominees to serve as members of our Board and regarding the composition of the committees of our Board. The committee’s responsibilities include establishing criteria for Board and committee membership, considering rotation of committee members, reviewing candidates’ qualifications and any potential conflicts with our interests, assessing the contributions of current directors in connection with their re-nomination, and making recommendations to the full Board on how to improve the effectiveness of our Board. The committee believes that diversity of viewpoints, backgrounds, skills, experience and expertise is a key attribute for directors. As a result, the committee seeks to have a diverse Board that is representative of our company’s customer, employee and shareholder base. The committee carefully considers diversity when considering nominees for director and periodically reviews its recruitment and selection protocols to ensure that diversity remains a component of each director search.

Our Governance and Nominating Committee has identified nominees based upon suggestions by non-management directors, executive officers, shareholders and third-party search firms. Our director selection criteria includes: integrity; high level of education; business experience; broad-based business acumen; understanding of our business and industry; strategic thinking and willingness to share ideas; network of contacts; and diversity of experiences, expertise and backgrounds among members. The committee has used these criteria to evaluate potential nominees. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation.

Our Governance and Nominating Committee has from time to time engaged third-party search firms to provide assistance in the identification and evaluation of potential nominees, whose qualifications and independence are then thoroughly evaluated by the committee. The committee has paid fees to third-party search firms for such assistance, including the identification and evaluation of Sarena S. Lin and Neil A. Schrimsher, both of whom joined our Board in March 2014.

It is our Governance and Nominating Committee’s policy to consider director candidates recommended by shareholders who appear to be qualified to serve on our Board. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on our Board and the committee does not perceive a need to increase the size of our Board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Nomination Procedures. To submit a recommendation of a director candidate to our Governance and Nominating Committee, a shareholder must submit the following information in writing, addressed to our Lead Director, care of our Corporate Secretary, at the main office of Patterson Companies, Inc.:

■	The name of the person recommended as a director candidate;

■	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

■	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

■	As to the shareholder making the recommendation, the name and address, as they appear on the books of Patterson Companies, Inc., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of our common stock; and

■	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Our Bylaws provide that in order for a person nominated by a shareholder to be eligible for election as a director at any regular or special meeting of shareholders, a written request that his or her name be placed in nomination must be received from a shareholder of record by our Corporate Secretary not less than 90 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. A copy of our Bylaws may be obtained by written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Les B. Korsh.

Minimum Qualifications. In carrying out its responsibility to find the best-qualified persons to serve as directors, our Governance and Nominating Committee will consider appropriate data with respect to each suggested candidate, consisting of business experience, educational background, current directorships, involvement in legal proceedings during the last ten years which are material to the evaluation of the integrity of the candidate, and an indication of the willingness of the candidate to serve as a director.

In addition, prior to nominating an existing director for re-election to our Board, our Governance and Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to our Board; and his or her independence. Pursuant to the Corporate Governance Guidelines we adopted during fiscal 2013, independent directors generally may not stand for election following their attaining the age of 75, or 20 years of service as a director on our Board.

Our Governance and Nominating Committee is also responsible for overseeing and reviewing our processes for providing information to our Board. The committee completes an annual review of the performance of our Chief Executive Officer. In addition, the committee recommends a succession plan to our Board for our Chief Executive Officer and reviews programs created and maintained by management for the development and succession of other executive officers and other individuals identified by management or the committee. The committee also sets director compensation. The committee held four meetings during fiscal 2016.

Our Finance and Corporate Development Committee

Purpose. The purpose of our Finance and Corporate Development Committee, established in June 2015, is to oversee our company’s capital structure, capital budget and capital expenditures, issuance and repurchase of equity and debt, and acquisitions and divestitures, and corporate investment and treasury policy and their consistency with our company’s overall financial and strategic plans.

Responsibilities and Organization. Our Finance and Corporate Development Committee, chaired by Les C. Vinney, has the following specific responsibilities:

■	Review and make recommendations to our Board regarding our company’s capital structure and all issuances, sales or repurchases of equity or long-term debt;

■	Review and recommend to our Board the annual operating plan, including the financing plan (including dividend policy and uses of cash) and the capital budget for each fiscal year, and approve or recommend to our Board, as appropriate, capital expenditures in excess of amounts to be determined by the committee;

■	Approve or review and recommend to our Board, as appropriate, acquisitions, divestitures, partnerships and combinations of business interests (“principal portfolio transactions”) valued in excess of amounts to be determined by the committee;

■	Review at least annually the results and effectiveness of significant recent capital expenditures and principal portfolio transactions;

■	Review our company’s treasury policy as it relates to management of customer credit, commodity risks, exposures relating to insurance and risk management programs, and other financial risks that our Board may delegate to the committee for review; and

■	Review our company’s principal investment policies, procedures and controls with respect to investments and derivatives, foreign exchange and hedging transactions.

Our Finance and Corporate Development Committee reports to our Board on the principal matters reviewed or approved at each meeting and provides recommendations as to actions to be taken by our Board. The committee has the sole authority to retain and terminate any outside financial or other consultants to assist in carrying out its duties, including the authority to approve consultant fees and other retention terms. The committee has the authority to obtain advice and assistance from internal or external legal, financial or other advisors. In addition, the committee has the authority to delegate any of its responsibilities to subcommittees, as it deems appropriate, subject to the requirements of applicable laws and regulations. The committee held two meetings during fiscal 2016.

Communications with Board Members

Our Board of Directors has provided the following process for interested persons to send communications to our Board or individual directors. All communications from shareholders should be addressed to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Les B. Korsh, Vice President, General Counsel and Secretary. Communications to individual directors may also be made to such director at our company’s address. All communications sent to the chair of our Audit Committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to our Board in the care of our Corporate Secretary will be reviewed by him to ensure that such communications relate to the business of our company or its subsidiaries before being reviewed by our Board.

Board Member Attendance at Annual Meetings

Under our Corporate Governance Guidelines, it is our policy that all directors should be present at the annual meeting of shareholders. We generally hold a Board of Directors meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting. All directors then in office attended the 2015 annual meeting of shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-employee directors receive cash compensation and equity-based compensation for their service on our Board of Directors. After performing a peer group review and substantive analysis in fiscal 2016, we altered the compensation structure for our non-employee directors. For fiscal 2016, non-employee director compensation was changed to include an overall retainer of $200,000, with $90,000 representing an annual cash retainer and $110,000 to be issued in the form of restricted stock awards vesting one year from date of grant. Committee Member and Committee Chair cash retainers were also changed as follows: $10,000 for each Member of the Audit Committee and $20,000 for the Chair of the Audit Committee; $5,000 for each Member of the Compensation Committee and $15,000 for the Chair of the Compensation Committee; no additional cash retainer for each Member of the Governance and Nominating Committee but a $10,000 cash retainer for the Chair of the Governance and Nominating Committee; and $5,000 for each Member of the Finance and Corporate Development Committee and $15,000 for the Chair of the Finance and Corporate Development Committee. The cash retainer for the Lead Director was also increased to $30,000. Non-employee directors may elect to receive shares of common stock in lieu of their director fees otherwise payable in cash. Directors are also reimbursed for all reasonable out-of-pocket expenses incurred in connection with their service on our Board.

The value of the above-referenced restricted stock awards is reviewed annually. Under our 2015 Omnibus Incentive Plan, such annual restricted stock awards vest in full on the first anniversary of the date of grant. Non-employee directors who have a term expiring not more than 29 days prior to the natural vesting date of their restricted stock award, are deemed to remain in service as a non-employee director until such natural vesting date, but only for purposes of satisfying the vesting restrictions. Otherwise, unvested restricted stock awards are forfeited on the effective date of termination of service as a director.

Prior to fiscal 2016, restricted stock awards granted to non-employee directors under our Amended and Restated Equity Incentive Plan vested to the extent of one-third per year, commencing upon the first anniversary of the date of grant. Unvested restricted stock awards granted under such plan are forfeited on the 30th day after termination of service as a director.

For fiscal 2017, a 3% increase to the overall compensation for non-employee directors was approved, with all of such increase to be paid as equity and not as a cash retainer. As such, for fiscal 2017, non-employee directors will receive a restricted stock award for a number of shares approximately equal in value to $116,000.

Because Mr. Anderson served as a director and an employee of our company during fiscal 2016, information regarding his compensation is set forth within the section captioned “Executive Compensation.”

Compensation of Directors

The following table sets forth the compensation of our non-employee directors for fiscal 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John D. Buck	140,000	110,041	—	—	—	—	250,041
Jody H. Feragen	120,000	110,041	—	—	—	—	230,041
Sarena S. Lin	100,000	110,041	—	—	—	—	210,041
Ellen A. Rudnick	115,000	110,041	—	—	—	—	225,041
Neil A. Schrimsher	100,000	110,041	—	—	—	—	210,041
Harold C. Slavkin(a)	25,000	—	—	—	—	—	25,000
Les C. Vinney	115,000	110,041	—	—	—	—	225,041
James W. Wiltz	90,000	110,041	—	—	—	—	200,041

(a)	Dr. Slavkin did not stand for re-election at our 2015 Annual Meeting but received compensation for a portion of our fiscal 2016.

(b)	Represents the aggregate grant date fair value of the 2,434 shares of restricted stock awarded to each non-employee director on September 21, 2015, the date of our 2015 Annual Meeting, computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate the value of awards is set forth in Note 16 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016.

The aggregate number of unvested shares of restricted stock outstanding at fiscal year-end 2016 held by those who served as non-employee directors during fiscal 2016 was as follows:

Name	Number of Shares of Restricted Stock
John D. Buck	4,942
Jody H. Feragen	4,942
Sarena S. Lin	4,114
Ellen A. Rudnick	4,942
Neil A. Schrimsher	4,114
Harold C. Slavkin	—
Les C. Vinney	4,942
James W. Wiltz	4,942
Total	32,938

(c)	The aggregate number of unexercised stock options outstanding at fiscal year-end 2016 held by those who served as non-employee directors during fiscal 2016 was as follows:

Name	Number of Stock Options
John D. Buck	7,500
Jody H. Feragen	12,000
Sarena S. Lin	9,000
Ellen A. Rudnick	5,000
Neil A. Schrimsher	12,000
Harold C. Slavkin	—
Les C. Vinney	—
James W. Wiltz	—
Total	45,500

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 15, 2016, unless otherwise noted, by (a) each person who is known to us to own beneficially more than 5% of our common stock, (b) each director and nominee for director, (c) each executive officer named in the Summary Compensation Table below, and (d) the current directors and executive officers as a group. The table lists voting securities, including restricted stock held by our directors and executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each person identified below has sole voting and investment power over the shares reported. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock and none of the stated shares has been pledged as security.

Name and Address of Beneficial Owner(a)	Amount and Nature of Beneficial Ownership(a)		Percent of Class(b)
Delaware Charter Guarantee & Trust Company dba Principal Trust Company	14,714,840	(c)	14.8%
1013 Centre Road
Wilmington, DE 19805
The Vanguard Group	7,537,347	(d)	7.6%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	6,217,349	(e)	6.3%
151 Detroit Street
Denver, CO 80206
Parnassus Investments	5,902,938	(f)	6.0%
1 Market Street, Suite 1600
San Francisco, CA 94105
James W. Wiltz	133,766	(g)	*
Scott P. Anderson	116,788	(h)	*
Paul A. Guggenheim	94,658	(h)	*
John D. Buck	43,701	(i)	*
Ellen A. Rudnick	42,701	(i)	*
Ann B. Gugino	37,550	(h)	*
George L. Henriques	32,179	(h)	*
Les C. Vinney	28,027		*
Jody H. Feragen	23,363	(i)	*
Sarena S. Lin	12,954	(i)	*
Neil A. Schrimsher	12,954	(i)	*
Les B. Korsh	5,708	(h)	*
John E. Adent	638	(h)	*
All current directors and executive officers as a group (12 persons)	458,150	(j)	*

*	Represents less than 1%.

(a)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Includes shares of common stock held by our ESOP. Shares reported as owned by the ESOP trustee are also reported as beneficially owned by our executive officers to the extent that shares have been allocated to the ESOP accounts of the named persons. Allocated shares are voted by the ESOP trustee in accordance with the direction of ESOP participants. Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP trustee in the same percentage as the allocated shares as to which directions are received by the ESOP trustee. Unless otherwise indicated, the address of each shareholder is c/o Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

(b)	Percentage of beneficial ownership is based on 99,195,012 shares outstanding as of July 15, 2016. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(c)	As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by Delaware Charter Guarantee & Trust Company dba Principal Trust Company as trustee for our ESOP on February 11, 2016, represents shares over which shared voting power and shared dispositive power is claimed. The ESOP is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). The securities reported include all shares held of record by the trustee. The trustee follows the directions of our company or other parties designated in the trust agreement between our company and the trustee with respect to voting and disposition of the shares. The trustee, however, is subject to fiduciary duties under ERISA. The trustee disclaims beneficial ownership of the reported shares. As of July 15, 2016, the number of shares reported as beneficially owned included approximately 2,218,397 shares held in the unallocated account of the ESOP and approximately 11,928,104 shares held in the allocated account of the ESOP.

(d)	As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group (“Vanguard”) on February 11, 2016. The Schedule 13G/A reports that Vanguard is an investment adviser with sole voting power over 159,831 shares, shared voting power over 8,300 shares, sole dispositive power over 7,367,669 shares, and shared dispositive power over 169,678 shares. The Schedule 13G/A further reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 129,778 shares as a result of its serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 69,953 shares as a result of its serving as investment manager of Australian investment offerings.

(e)	As set forth in Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. (“BlackRock”) on February 10, 2016. The Schedule 13G/A reports that BlackRock is a parent holding company/control person for BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC, BlackRock Japan Co Ltd., BlackRock Life Limited. The Schedule 13G/A reports that BlackRock has sole voting power over 5,367,810 shares and sole dispositive power over 6,216,349 shares. The Schedule 13G/A further reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the reported shares, but no one person’s interest in the reported shares is more than 5% of the total outstanding shares.

(f)	As set forth in Schedule 13G filed with the Securities and Exchange Commission by Parnassus Investments (“Parnassus”) on February 12, 2016. The Schedule 13G reports that Parnassus is an investment adviser with sole voting power and sole dispositive power over 5,902,938 shares. The Schedule 13G further reports that these securities are beneficially owned by clients of Parnassus, which include registered investment companies.

(g)	Of the shares reported as beneficially owned, 11,748 shares are held in trust for members of Mr. Wiltz’s family and 65,165 shares are held in a revocable trust of which Mr. Wiltz is a trustee.

(h)	Includes the following shares allocated to the ESOP account of the following persons: Scott P. Anderson (17,699 shares); Paul A. Guggenheim (13,850 shares); Ann B. Gugino (8,904 shares); George L. Henriques

(12,412 shares); Les B. Korsh (277 shares); and John E. Adent (98 shares). The ESOP trustee has the right to receive, and the power to direct the receipt of, dividends from such shares.

(i)	Includes shares purchasable by the named person upon the exercise of options granted under our 2001 Non-Employee Directors’ Stock Option Plan or our Amended and Restated Equity Incentive Plan: John D. Buck (7,500 shares); Ellen A. Rudnick (5,000 shares); Jody H. Feragen (12,000 shares); Sarena S. Lin (5,000 shares); and Neil A. Schrimsher (8,000 shares).

(j)	Includes 26,978 shares allocated to ESOP accounts, 37,500 shares purchasable upon the exercise of options, and 72,159 shares over which there is sole voting power but no investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and provide us with copies of such reports. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the past fiscal year, our officers, directors and greater than 10% shareholders complied with applicable filing requirements, except as follows: (1) a Form 4 was filed late on behalf of Ms. Gugino reporting the withholding by our company of 99 shares of common stock withheld for taxes incurred upon lapse of restrictions on a restricted stock award on November 2, 2015, (2) a Form 4 was filed late on behalf of Ms. Gugino reporting 523 shares of our common stock acquired pursuant to our Capital Accumulation Plan on January 4, 2016, and (3) a Form 4 was filed late on behalf of Mr. Anderson reporting 1,133 shares of our common stock acquired pursuant to our Capital Accumulation Plan on January 4, 2016.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Committee administers and makes decisions regarding our executive compensation and benefit programs. The following discussion should be read in conjunction with the Summary Compensation Table, and related tables and footnote disclosures setting forth the compensation of the following named executive officers:

Named Executive Officer	Position
Scott P. Anderson	Chairman, President, and Chief Executive Officer
Ann B. Gugino	Executive Vice President, Chief Financial Officer & Treasurer
Paul A. Guggenheim	Served as Chief Executive Officer, Patterson Dental during fiscal 2016
John E. Adent(a)	Chief Executive Officer, Patterson Animal Health
George L. Henriques	Served as Chief Commercial Officer, Patterson Animal Health during fiscal 2016
Les B. Korsh(b)	Vice President, General Counsel & Secretary

(a)	Mr. Adent started with Patterson concurrent with our acquisition of Animal Health International, Inc., on June 16, 2015.

(b)	Mr. Korsh started with Patterson in June 2014 and became Vice President and General Counsel effective July 1, 2015.

Executive Summary

During fiscal 2016, Patterson engaged in a strategic portfolio rebalancing with the acquisition of Animal Health International, Inc. and the sale of Patterson Medical Holdings, Inc. Our dental and animal health business segments generated $5.4 billion in annual revenue from continuing operations in fiscal 2016 (a 40% increase from our total revenue in fiscal 2015), with the following revenue distribution between Patterson Dental and Patterson Animal Health:

Patterson Companies Revenue Distribution

In addition to our strategic portfolio rebalancing, we undertook an aggressive plan to enhance our technology support system. The Next Generation System made significant progress in fiscal 2016. As a result of these efforts, we expect to see improved infrastructure, enhanced websites and useful customer relationship management tools during fiscal 2017.

Below is a summary of fiscal 2016 financial results from continuing operations that we believe is helpful in understanding our compensation decisions and philosophy:

■	Net Sales: Consolidated net sales in fiscal 2016 were $5,386.7 million, an increase of 37.7% from $3,910.9 million in fiscal 2015. The growth in sales includes a 35.7% contribution from acquisitions and a 1.8% unfavorable impact of changes in foreign currency exchange rates.

■	Gross Profit: Consolidated gross profit margin decreased 250 basis points from the prior year to 24.6%. The decrease in gross profit margin was predominantly the result of the inclusion of sales and cost of sales from Animal Health International, Inc. in our results, as that business traditionally has lower gross margins than our historical businesses.

■	Operating Income: Operating income from continuing operations was $347.7 million, or 6.5% of net sales, in fiscal 2016, compared to $304.6 million, or 7.8% of sales, in fiscal 2015. The decrease in operating income as a percent of net sales was mainly due to the inclusion of results of Animal Health International, Inc. and transaction-related costs.

■	Net Income and Earnings Per Share from Continuing Operations: Net income from continuing operations increased 3.1% to $185.7 million in fiscal 2016, compared to $180.1 million in the prior year. Earnings per diluted share from continuing operations were $1.90 in fiscal 2016 compared to $1.81 in the prior year.

The following table provides a summary of our Total Shareholder Return (“TSR”) performance over the past three years, both on an absolute basis and relative to the S&P 400 constituent companies:

Historical TSR Measurement Period	Patterson TSR	Percentile Rank of Patterson’s TSR Relative to S&P 400 Constituents
1 Year (FY16)	-5.9%	42nd percentile
2 Years (FY15 – FY16)	10.7%	54th percentile
3 Years (FY14 – FY16)	20.7%	41st percentile

While we experienced many positive developments in fiscal 2016, at the end of the year the overall value of our fiscal 2016 executive compensation package was below the targeted level, reflecting our performance orientation and challenging goal-setting process.

Fiscal 2016 Direct Compensation—Value Reflecting Fiscal 2016 Performance*

*	Actual annual incentives are earned amounts, based on fiscal 2016 corporate, business unit, and individual performance. Long-term incentives (“LTI”) consist of stock options, restricted stock awards, restricted stock units and performance units, and for purposes of this chart are valued based on the stock price at the end of the fiscal 2016 and relative-TSR performance through the end of fiscal 2016. As a result, the actual LTI values presented in this chart might not be paid. Furthermore, the actual LTI values presented include zero value for stock options because all stock options, including the special one-time option grant, were underwater at the end of fiscal 2016. The actual annual incentive for Mr. Adent excludes $500,000 in incentive cash paid by Patterson under the Animal Health International, Inc. bonus plan.

However, we also had prior long-term incentive grants that either vested or were earned during fiscal 2016, including the following:

■	Portions of the restricted stock awarded during fiscal 2012 through 2015 vested and were released during fiscal 2016 (i.e., each award vests in 20% increments over five years).

■	Performance units granted during fiscal 2014 had performance criteria based on Operating Income Growth and Return on Invested Capital (“ROIC”) during fiscal years 2014 through 2016. The committee’s assessment of performance resulted in 107% of target units being earned as of the end of fiscal 2016.

Compensation Philosophy, Practices and Components

Compensation Philosophy

At the beginning of fiscal 2016, the committee undertook a commitment to reexamine our company’s prior compensation philosophy. In doing so, the committee focused on the following objectives that are believed to be key to the successful execution of our strategic business imperatives:

This new compensation philosophy represents a noticeable shift from our historical practices, which purposefully targeted competitiveness below the market median on base salary, and above the median on long-term incentives and Management Incentive Compensation Plan (“MICP”) opportunity. In order to provide more consistency throughout the entire company and to align more competitively with external practices, along with maintaining a responsible approach to risk mitigation, in fiscal 2016 the committee revised the philosophy to incorporate the above objectives. Consistent with this revised compensation philosophy, in fiscal 2016 the committee rebalanced and modified the design of the executive compensation program.

The committee believes that this revised philosophy competitively positions Patterson’s executive compensation programs, enhances growth opportunities and benefits our shareholders.

Compensation Practices

The committee leverages best practices in governing our executive compensation programs. Therefore, there are certain things that we proudly do and do not do:

What We Do	What We Do Not Do

■ Generally target executive compensation to be competitive at the median

■ Emphasize the majority of our program in variable pay

■ Use equity to drive a long-term perspective aligned with shareholders

■ Promote stock ownership with competitive stock ownership guidelines

■ Include shareholder perspectives in our program plans and designs, including the incorporation of clawback and double trigger protections

■ Maintain a cap in our MICP

■ Annually review our pay for performance relationship and conduct a compensation risk assessment

■ Provide change-in-control cash severance payments exceeding three times base salary and target annual incentives

■ Allow stock option repricing or discounted stock option granting

■ Offer change-in-control tax gross-ups to our named executive officers

■ Pay dividends or dividend equivalents on unearned or unvested performance shares

■ Allow our executives or directors to hedge or pledge company stock

■ Use employment or golden parachute agreements for executives, except in specific circumstances that provide a commensurate benefit to the company

By incorporating the above practices, and avoiding problematic practices, the committee believes that we are in a strong position to accomplish our business strategy and compensation philosophy.

Compensation Components

As part of the modification of the design of the executive compensation program to align with its key compensation objectives in fiscal 2016, the committee specifically:

■	Adjusted base salaries to reflect a competitive position more generally aligned with the market median

■	Selectively reduced target MICP opportunities to maintain an overall target cash compensation level generally consistent with the market median

■	Maintained the long-term incentive mix, but modified the performance unit goals and components as follows:

Long-Term Incentive Mix

Overall, the effect on total direct compensation of these modifications for each named executive officer are as follows:

	Fiscal 2016 Total Direct Compensation
Executive	Annualized Base Salary(a)	MICP Target	Annual LTI Target	Total Direct Compensation	Fiscal 2015 Total Direct Compensation
Scott P. Anderson	$800,000	$920,000	$2,000,000	$3,720,000	$3,001,442
Ann B. Gugino	$420,000	$252,000	$600,000	$1,272,000	$1,180,000
Paul A. Guggenheim	$400,000	$240,000	$500,000	$1,140,000	$1,057,061
John E. Adent(b)	$400,000	$200,000	$500,000	$1,100,000	—
George L. Henriques	$350,000	$210,000	$500,000	$1,060,000	$981,751
Les B. Korsh(c)	$300,000	$150,000	$250,000	$700,000	$313,738

(a)	Salary is based on the one-year period beginning on July 1. Other compensation elements are based on our fiscal year.

(b)	Mr. Adent started with Patterson concurrent with our acquisition of Animal Health International, Inc., on June 16, 2015.

(c)	Mr. Korsh started with Patterson in June 2014 and became Vice President and General Counsel effective July 1, 2015.

In addition to the above amounts, in fiscal 2016, the committee recognized the need to provide additional incentive for sustained value creation following the strategic portfolio rebalancing described above and to retain key executive talent. As such, the committee approved a one-time grant of premium-priced stock options to selected individuals. Due to its unique nature, this special grant maintained different features than our general stock options granted as part of our standard long-term incentive mix. Specifically, the strike prices of these stock options were set above the stock price on the date of grant (i.e., premium-priced stock options) at a premium of 15%. Additional information on this special, one-time stock option grant is included in the Long-Term Incentives section.

To assist in understanding our fiscal 2016 compensation goals, we have described, at a high level, each of our primary compensation elements in the following table:

Element	Purpose	Key Features
Base Salary	■ Provide a fixed level of compensation ■ Reflect competitive practices

Salary levels set based on an assessment of:

■ Level of responsibility

■ Experience and time in position

■ Individual performance

■ Future potential

■ Competitiveness

■ Internal pay equity considerations

■ Salary levels are reviewed annually by the committee and adjusted as appropriate

MICP	■ Provide explicit incentives to achieve or exceed annual budgeted Income Before Taxes, LIFO and incentive compensation ■ Include individual performance objectives ■ Link pay to performance	■ Incentive payouts will range from threshold to maximum levels, depending on level of performance ■ Performance below the threshold level will result in zero payout
Performance Units	■ Provide executive officers with incentives to achieve long-term success ■ Align executive officers’ interests with the interests of our shareholders	■ Performance measure represents relative TSR versus the S&P 400 ■ TSR results at or above the 50th percentile are required for a target (or higher) payout
Stock Options	■ Encourage sustained shareholder value creation via stock price increases	■ 10-year term ■ 3-year vesting
Restricted Stock Awards and Restricted Stock Units	■ Provide opportunities for equity ownership ■ Encourage retention of executives	■ 5-year ratable vesting criteria

Base Salary

The committee annually reviews base salaries for the executive officers to determine an appropriate amount considering the factors identified in the above table. As described on the above table, fiscal 2016 base salaries were adjusted in accordance with the revised compensation philosophy.

MICP

The named executive officers are eligible to earn annual cash incentive compensation under the MICP. A cash incentive is payable if a threshold level of performance is achieved, and the ultimate payout varies with performance.

The fiscal 2016 MICP was structured in a manner similar to that in place for fiscal 2015. The primary performance metric selected by the committee was Income Before Taxes, LIFO provision, and incentive compensation (MICP Income). The committee selected this measure for the following reasons:

■	It is a well-understood financial measure that is communicated in Patterson’s publicly filed proxy statements

■	It is a balanced metric that encourages top line revenue growth, profit margins and cost containment

■	The committee believes that this financial measure influences Patterson’s stock price performance and its use effectively aligns the interests of executive officers and shareholders

Similar to the prior fiscal MICP, incentive payouts are designed to vary according to performance outcomes as follows:

	FY 2016 MICP Performance Goals:
	Income Before Taxes, LIFO and Incentive Compensation ($mils)
Level of Achievement	Combined	Dental	Animal Health	Payout Potential
Threshold	$382.0	$238.6	$100.6	25%
Target	$449.4	$280.7	$118.4	100%
Maximum	$516.8	$322.8	$136.2	175%
Actual Outcome	$432.4	$250.9	$108.5
% of Target	96%	89%	92%

In addition to these financial performance objectives, the committee included individual strategic objectives for each named executive officer. Objectives for this element considered items such as Next Generation System implementation success, succession planning and team development and integration synergies. This individual element accounts for 15% of the target annual incentive opportunity (for corporate officers the remaining 85% is based on Income Before Taxes, less LIFO reserves and incentive compensation; for business unit leadership, the remaining 85% is split 15% corporate and 70% business unit performance).

The below table summarizes the actual MICP payouts relative to the target opportunity:

Executive	Actual MICP Payout	Target MICP Payout	Actual as a % of Target
Scott P. Anderson	$826,160	$920,000	90%
Ann B. Gugino	$283,815	$315,000	90%
Paul A. Guggenheim	$139,200	$240,000	58%
John E. Adent	$150,800	$200,000	75%
George L. Henriques	$151,725	$210,000	72%
Les B. Korsh	$132,000	$150,000	88%

Long-Term Incentives

As noted earlier, the long-term incentive program emphasizes performance via stock options and performance units, but also provides retention incentives via restricted stock awards and restricted stock units. The table below highlights the value and number of awards granted to each named executive officer (a thorough description of each vehicle follows).

Executive	Performance Units ($ / #)	Stock Options ($ / #)	Restricted Stock Awards/Units ($ / #)	Total
Scott P. Anderson	$1,000,000 17,608	$500,000 42,698	$500,000 10,148	$2,000,000
Ann B. Gugino	$300,000 5,282	$150,000 12,809	$150,000 3,044	$600,000
Paul A. Guggenheim	$250,000 4,402	$125,000 10,674	$125,000 2,537	$500,000
John E. Adent	$208,333 4,170	$104,167 8,895	$104,167 2,304	$416,667
George L. Henriques	$250,000 4,402	$125,000 10,674	$125,000 2,537	$500,000
Les B. Korsh	$125,000 2,201	— —	$125,000 2,537	$250,000

* Note: the values in this table may not exactly equal the Summary Compensation Table due to rounding.

Performance Units

The committee redesigned the performance unit element of the executive compensation program to emphasize shareholder value creation in a direct way. Therefore, for fiscal 2016 the committee decided to reference relative TSR versus the S&P 400 as its performance measure rather than internal financial objectives, which the company had used previously. The program has the following pay for performance relationship, and other features:

Additional Performance Features:

■	If absolute TSR is negative, then the payout is capped at the target level

■	The performance units do not have rights to regular dividends during the performance period

For the performance units granted as part of the fiscal 2016 compensation program, TSR of Patterson and the S&P 400 will be measured over a three-year period to promote longer-term perspectives, with payouts achieved based on such relative performance. The committee recognized the need to change how performance would be measured because historical performance consistently failed to meet target in part due to factors beyond the control of the award recipients. The performance units granted in fiscal 2014 and paid out at the end of fiscal 2016 were the first performance units issued by our company to ever be fully realized, which resulted in a payout of 107% of the target number of units granted as depicted below.

Performance During Fiscal 2014 to Fiscal 2016
Goals	Actual
■ Operating Income Growth: 6.0% ■ ROIC: 14.3%	■ Operating Income Growth: 5.8% ■ ROIC: 14.9%

Actual Payout (as % of Target)
107%

Based on the performance over the 3-year period commencing in fiscal 2014 and ending in fiscal 2016, and the target opportunity granted, the number of shares earned by our named executive officers from their receipt of performance units in fiscal 2014 was as follows (these shares are not displayed in the Summary Compensation Table, per disclosure rules, and are instead included in the Option Exercises and Stock Vested Table):

Executive	Target # of Performance Units Granted	Actual # of Shares Earned	Actual as a % of Target
Scott P. Anderson	17,600	18,832	107%
Ann B. Gugino	3,300	3,531	107%
Paul A. Guggenheim	6,900	7,383	107%
John E. Adent(a)	NA	NA	NA
George L. Henriques	7,800	8,346	107%
Les B. Korsh(b)	NA	NA	NA

(a)	Mr. Adent started with Patterson concurrent with our acquisition of Animal Health International, Inc., on June 16, 2015.

(b)	Mr. Korsh started with Patterson in June 2014 and became Vice President and General Counsel effective July 1, 2015.

Stock Options

In fiscal 2015 the committee reintroduced stock options into the long-term incentive mix. We maintained this approach in fiscal 2016, as we believe that there is direct alignment between management and shareholder interests. Our recently adopted 2015 Incentive Plan, as described in last year’s proxy statement (and approved by an overwhelming major of our shareholders), has several positive features that reinforce the performance and retention objectives in our compensation philosophy including:

■	10-year term provides a long-term perspective

■	Flexible vesting criteria can be utilized

We believe that the design of this element of long-term incentive compensation inspires a long-term perspective, encourages shareholder value creation and aligns the interests of management and shareholders.

Restricted Stock Awards and Restricted Stock Units

While the committee adheres to an overall executive compensation program that is heavily performance-based, we also recognize our objectives of retention and stock ownership. Therefore, 25% of the long-term incentive value is denominated in time-based restricted stock awards or restricted stock units. This element accomplishes these objectives via the multi-year vesting period (20% per year over 5 years) and highlights our preferences for an ownership mentality.

One-Time Special Premium Priced Stock Option Grant

In addition to the long-term incentive program highlighted above, the committee determined that an additional performance-based long-term incentive was necessary to support value creation and the effective integration of the new combination of Patterson business segments. Therefore, the committee determined that a grant of premium priced stock options would best encourage value creation over the long-term and help us address these unique circumstances and accomplish our related goals. These incentive grants not only included an additional performance element (via the premium price feature), but also a vesting schedule that is longer than our typical timeframe. Specifically, we included a 15% premium and a vesting period over years 3 – 5.

Executive recipients only participate in the gains above the exercise price with the 15% premium, and the lengthened vesting period requires sustained stock price performance growth to remain in-the-money. The committee believes that this one-time premium priced stock option grant is a shareholder-aligned vehicle to continue to engage our leaders on the effective management of Patterson and the integration activities required in connection with our company’s strategic portfolio rebalancing.

Other Executive Compensation Arrangements, Policies and Practices

Capital Accumulation Plan

Patterson has a deferred compensation, restricted stock purchase plan that is available to certain employees, including executive officers (the “Capital Accumulation Plan”). Under our Capital Accumulation Plan, participants may defer annually up to 25% of their pre-tax compensation to be used to purchase restricted stock. The stock purchased with the corresponding salary deferral is bought at a 25% discount from the market price of our common stock at the beginning of the calendar year or the end of the calendar year, whichever is lower. In general, the restricted stock purchased under the plan vests in full on the third anniversary of the date of the agreement granting the participant the right to purchase the stock. The participant may elect to defer the compensation beyond the initial deferral period, with the restrictions also continuing for the additional period, with the minimum deferral period being five years. If the participant voluntarily leaves employment during the restriction period, 100% of the deferred compensation is forfeited.

Health, Welfare and Retirement Benefits

Patterson provides a full range of benefits to its employees, including the standard medical, dental and disability benefits generally available to our employees. We also sponsor a qualified 401(k) plan which allows participants to make plan contributions on a pre-tax basis.

Perquisites and Other Personal Benefits

Patterson provides the named executive officers with perquisites and other personal benefits that the committee believes are reasonable and consistent with our overall compensation philosophy.

■	Automobile Reimbursement: Each executive is provided the use of a car under the fleet program maintained by our company.

■	Executive Physicals: The executives are encouraged to participate in an executive health program at the Mayo Clinic. A comprehensive evaluation emphasizing all aspects of preventative care is conducted by physicians who are specialists in Internal Medicine and Preventative Medicine. The cost of the physical is reimbursed by our company.

■	Executive Life Insurance Premiums: The executives participate in a company-sponsored executive life insurance program. This program provides our named executive officers with a life insurance benefit equal to three times their base salary plus the targeted annual incentive under the MICP. The life insurance benefit is capped at $1,300,000. Premiums, which are set each June, are paid by our company through a payroll gross-up.

■	Amounts Reimbursed for the Payment of Taxes: Patterson pays an amount necessary to cover executives’ tax obligations for certain perquisites and other personal benefits. In fiscal 2016, Patterson reimbursed executives for the payment of taxes on automobile reimbursement and executive life insurance premiums.

■	Company Contributions to the ESOP: During fiscal 2016, our company made a contribution to the ESOP equal to approximately 3% of an executive’s eligible compensation, subject to certain statutory limitations. This percentage benefit is available generally to all our U.S. employees, subject to plan requirements.

Stock Ownership Guidelines

In March 2007, the committee established stock ownership guidelines, which were approved by the Board of Directors, for our key executives and non-employee directors. We believe that promoting share ownership aligns the interests of our executives and directors with those of our shareholders and provides strong motivation to build shareholder value. We plan to periodically review the stock ownership guidelines. Under our stock ownership guidelines, key executives are expected to own shares of a value equal to a multiple of their annual base pay as follows:

■	Chief Executive Officer – 5x

■	Subsidiary Presidents, Chief Financial Officer and Chief Information Officer – 3x

■	Corporate and Subsidiary Vice Presidents – 2x

■	Non-employee directors – 5x annual cash retainer

Executives and directors are expected to achieve target levels over a period of five years. If an executive or director is below the guideline, he or she is expected to retain 75% of the net shares (after satisfying tax obligations) received upon exercise of a stock option or lapsing of restrictions on restricted stock. If the executive or director has met the minimum ownership guideline, he or she is expected to retain 25% of the net shares received. As of July 22, 2016, our executives and directors were in compliance with applicable stock ownership guidelines.

Employment Agreements

Our company does not use employment or golden parachute agreements for executives, except in specific circumstances that provide a commensurate benefit to the company. Therefore, Patterson has not entered into any employment agreements with the named executive officers and the named executive officers are employed at will, except as described below.

In May 2015, just prior to the company’s acquisition, Animal Health International, Inc. entered into an employment agreement with John Adent, which provides for Mr. Adent’s employment as President and Chief Executive Officer of Patterson Animal Health. The agreement provides that Mr. Adent shall be paid an annual base salary and such bonuses and other compensation as set by Patterson Animal Health from time to time, as well as participate in other employee benefit plans and expense reimbursement. In the event of a termination without cause of Mr.

Adent, or for good reason by Mr. Adent, within 30 days prior, on the date of, or within two years following a change in control of Patterson Animal Health, Mr. Adent will be entitled to severance pay in an amount of two times the sum of (1) his then-current annual base salary and (2) the average annual cash incentive bonus paid or payable to Mr. Adent in respect of the two most recent fiscal years ending prior to such date. Mr. Adent also would be eligible for payment of a prorated portion of his expected annual cash incentive bonus for the fiscal year in which the effective date of the termination occurs, based on actual performance through such date, and 18 months of COBRA coverage payments. In the event of a termination without cause of Mr. Adent, or for good reason by Mr. Adent, on or after two years following a change in control of Patterson Animal Health, Mr. Adent will be entitled to severance pay in an amount equal to 12 months of his base salary. Mr. Adent has agreed to certain restrictive covenants, including nondisclosure, non-competition, non-recruitment, non-interference, and non-disparagement provisions, for the period of his employment and for certain periods thereafter.

Change-in-Control Arrangements

Although we have not entered into any other change-in-control agreements, our Amended and Restated Equity Incentive Plan provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change in control, as defined in such plan. Furthermore, under our 2015 Omnibus Incentive Plan, if the surviving or acquiring company in a change in control assumes our company’s outstanding incentive awards or provides for their equivalent substitutes, such plan provides for accelerated vesting of incentive awards following a change in control only upon the termination of the employee’s service, a material reduction in an employee’s base salary, a discontinuation of participation in certain long-term cash or equity benefits provided to comparable employees, a significant change in job responsibilities or the need to relocate, provided these events occur within two years of a change in control. Additionally, our Capital Accumulation Plan provides that on an event of acceleration, as defined in the plan, the restrictions on shares of restricted stock lapse and such stock becomes fully vested.

Determining Executive Compensation

The committee is responsible for the review and approval of all aspects of the executive compensation program. The committee meets regularly each year to (among other items):

■	Establish the annual base salary and MICP target opportunity for each of the executives for the current fiscal year

■	Determine the actual annual incentive compensation to be paid to each executive for services provided during the prior year

■	Establish plan targets and performance measures for the three-year performance period beginning with the current year for long-term incentive awards

■	Determine the number of performance units earned, if any, under the long-term incentive program for the three-year performance period ending with the prior fiscal year

■	Determine restricted stock awards, restricted stock units and stock option awards and any other equity-based awards to be granted to executive officers

When making individual compensation decisions for the executives, the committee takes many factors into account. These factors include subjective and objective considerations of each individual’s skills, performance and level of contribution towards desired business objectives, our company’s overall performance, retention concerns, the individual’s tenure and experience with our company and in his or her current position, the recommendations of management, the individual’s current and historical compensation, the committee’s compensation philosophy, and comparisons to other comparably situated executives (both those of our company and those of peer companies). The committee’s process utilizes input, analysis and review from a number of sources, including our company’s management, other independent directors of the Board, the committee’s independent compensation consultant, and market studies and other comparative compensation information as discussed below.

The committee uses this information in conjunction with its own review of the various components of our executive compensation program to determine the base salary and annual and long-term incentive targets and opportunities of the executive officers as a group and individually.

Role of Executive Officers in Determining Compensation

The committee meets with the Chief Executive Officer annually to review the performance of the other executives. The meeting includes an in-depth review of each executive officer, achievement of individual performance objectives established at the beginning of the year and individual contributions towards achievement of our business goals. A summary of the performance review is presented to the full Board each year.

The committee considers input from the Chief Executive Officer and other select executives when developing and selecting metrics and performance objectives that may be referenced in the MICP or long-term incentive program, and evaluating performance against such pre-established metrics and objectives. The committee also receives recommendations from the Chief Executive Officer regarding base salary amounts, annual and long-term incentive award amounts for the other executive officers. In determining the Chief Executive Officer’s compensation, the committee considers comparative compensation information and input from its independent compensation consultant.

Role of the Compensation Consultant

Willis Towers Watson provides the committee with an annual compensation market analysis for the executives; makes recommendations on the executive pay programs; reviews, participates and comments on executive compensation matters; and provides updates on regulatory changes in compensation related issues and other developments and trends in executive compensation.

Market Competitiveness Review

The committee composes, and reviews annually, a peer group of companies about which competitive compensation data is obtained with input from the committee’s compensation consultant. For purposes of setting fiscal 2016 compensation, we used the same peer group as was used in fiscal 2015 with the exception of the removal School Specialty Inc. and the addition of Wesco International Inc. Both management and the committee believe that this peer group of 14 companies provided a robust statistical set of compensation data to serve as a basis for fiscal 2016 compensation decisions.

The companies comprising the peer group used to establish fiscal 2016 compensation opportunities of the executive officers are listed below:

CH Robinson Worldwide, Inc. DENTSPLY International Inc. Donaldson Company, Inc. Ecolab Inc. Fastenal Company Henry Schein, Inc. MSC Industrial Direct Co. Inc.	MWI Veterinary Supply, Inc. Owens & Minor, Inc. Sirona Dental Systems, Inc. Thermo Fisher Scientific Inc. United Stationers Inc. W.W. Grainger, Inc. Wesco International, Inc.

In connection with compensation decisions the committee made for fiscal 2016, Willis Towers Watson utilized compensation data from both the Towers Watson 2015 General Industry Executive Compensation Database and our peer group companies.

The reports furnished by compensation consultants provided the committee with market information at the 25th, 50th, and 75th percentiles for each executive position and pay component, and for total direct compensation, and compared the market compensation data to current pay for each executive. This market information is an important element reviewed by the committee, and provides a basis for adjusting a component of pay, or total direct compensation generally, above or below these ranges to recognize the specific circumstances of individual executive officers in a manner consistent with the stated objectives of the compensation program.

Shareholder Approval of our Executive Compensation Program

In deciding on the structure of the executive compensation program for fiscal 2016, the committee took into account the perspectives of our shareholders. Historically, Patterson’s shareholders have strongly supported our executive compensation programs: over 95% of the shares voted at our 2015, 2014 and 2013 Annual Meetings of Shareholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for each of those Annual Meetings. We continue to consider the perspectives of our shareholders in the design and administration of our executive compensation programs.

Other Related Considerations

Compensation Risk Assessment

The committee annually considers the designs of our executive compensation programs relative to risk. This assessment includes an analysis of our overall compensation philosophy, the program value and plan design, and our governance processes to ensure that we are promoting superior performance in a responsible way relative to risk. In addition, in fiscal 2016, the committee engaged Willis Towers Watson to assess the potential for risk stemming from our compensation programs. Following its assessment, including its review of the report of its compensation consultant, the committee concluded that our executive compensation programs are unlikely to create a material adverse effect on Patterson.

Impact of Tax and Accounting Treatment on Compensation Decisions

The committee makes every reasonable effort to ensure that all compensation paid to our executives is fully deductible, provided it determines that application of applicable limits are consistent with our needs and executive compensation philosophy.

Our income tax deduction for executive compensation is generally limited by Section 162(m) of the Code to $1 million per executive per year. This limit applies to our Chief Executive Officer and the other named executive officers identified in the Summary Compensation Table below. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The committee does not have a policy requiring aggregate compensation to meet the requirements for deductibility under Section 162(m).

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for fiscal 2014, 2015 and 2016.

Name and Principal Position	Fiscal Year	Salary ($)(b)	Bonus ($)	Stock Awards ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compen- sation ($)(e)		Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(g)	Total ($)
Scott P. Anderson	2016	770,477	—	1,542,935	2,861,206	826,160		—	46,872	6,047,650
Chairman, President and	2015	619,353	—	1,233,355	174,528	934,295		—	40,851	3,002,382
Chief Executive Officer of Patterson Companies	2014	601,800	—	1,266,720	—	661,980		—	40,009	2,570,509
Ann B. Gugino	2016	399,167	—	461,185	1,096,357	283,815		—	46,948	2,287,472
Executive Vice President,	2015	295,000	—	409,051	63,936	295,000		—	40,897	1,103,884
Chief Financial Officer and Treasurer of Patterson Companies	2014	224,400	—	248,820	—	98,736		—	37,949	609,505
Paul A. Guggenheim	2016	384,482	—	374,988	834,296	139,200		—	51,982	1,784,948
Chief Innovation Officer of Patterson Companies	2015	305,162	—	392,436	57,024	219,811		—	47,133	1,021,746
(Former Chief Executive Officer of Patterson Dental)	2014	296,514	—	520,260	—	159,006		—	36,894	1,012,674
John E. Adent (a) Chief Executive Officer of Patterson Animal Health	2016	350,000	—	312,497	791,307	650,800	(f)	—	17,819	2,122,423
George L. Henriques	2016	339,167	—	374,988	596,296	151,725		—	40,296	1,502,472
Chief Commercial Officer of	2015	283,394	—	360,724	51,840	199,322		—	39,734	935,014
Patterson Animal Health	2014	275,363	4,007	482,500	—	196,319		—	36,790	994,979
Les B. Korsh (a)	2016	280,833	—	249,993	238,000	132,000		—	25,167	925,993
Vice President, General Counsel and Secretary of Patterson Companies	2015	154,167	—	155,001	—	55,875		—	4,213	369,256

(a)	Mr. Adent started with Patterson concurrent with our acquisition of Animal Health International, Inc., on June 16, 2015. Mr. Korsh started with Patterson in June 2014 and became Vice President and General Counsel effective July 1, 2015.

(b)	Includes amounts foregone at the election of the executive to purchase stock under our Capital Accumulation Plan. The receipt of such stock is reported in the Grants of Plan-Based Awards Table below.

(c)	Represents the aggregate grant date fair value of shares of restricted stock, restricted stock units and performance units computed in accordance with FASB ASC Topic 718. Information on the assumptions used to calculate the value of awards is set forth in Note 16 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016. The entries in this column represent the sum of the aggregate grant date fair value of shares of restricted stock, restricted stock units and performance units as well as the incremental value of the restricted stock purchased pursuant to our Capital Accumulation Plan.

(d)	Includes the one-time grant of special stock options.

(e)	Represents cash compensation earned under our MICP.

(f)	Includes $500,000 in incentive cash paid by Patterson to Mr. Adent under the Animal Health International, Inc. bonus plan.

(g)	All other compensation for fiscal 2016 was as set forth in the table below. In addition, infrequently, a family member may accompany an executive traveling on a prepaid corporate flight to a specific destination for business purposes at no incremental cost to our company.

Name	Automobile Reimbursement ($)	Executive Physicals ($)	Executive Life Insurance Premiums ($)	Amount Reimbursed for the Payment of Taxes ($)	Company Contribu- tions to ESOP ($)	Total ($)
Scott P. Anderson	22,394	—	3,810	11,316	9,352	46,872
Ann B. Gugino	22,394	—	3,860	11,342	9,352	46,948
Paul A. Guggenheim	31,534	—	3,628	7,468	9,352	51,982
John E. Adent	8,417	—	5,167	—	4,235	17,819
George L. Henriques	18,852	—	4,313	7,779	9,352	40,296
Les B. Korsh	6,053	—	5,207	4,555	9,352	25,167

Grants of Plan-Based Awards

The following table sets forth information concerning estimated possible payouts under non-equity incentive plan awards for fiscal 2016 performance and equity incentive plan awards granted in fiscal 2016 to our named executive officers. The terms and conditions applicable to these awards are described above in “Compensation Discussion and Analysis.”

								All		All
								Other		Other
								Stock		Option			Grant
								Awards:		Awards:			Date Fair
		Estimated Possible Payouts			Estimated Future Payouts			Number		Number		Exercise	Value of
		Under Non-Equity Incentive			Under Equity Incentive Plan			of		of		or Base	Stock
		Plan Awards (a)			Awards (c)			Shares		Securities		Price of	and
								of Stock		Underlying		Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Options		Awards	Awards
Name	Grant Date	($)	($)	($)(b)	(#)	(#)	(#)	(#)(d)		(#)		($/Sh)	($)(e)
Scott P. Anderson	7/1/2015	230,000	920,000	1,610,000	4,402	17,608	35,216	—		—		—	999,958
	7/1/2015	—	—	—	—	—	—	—		42,698		49.27	481,206
	7/1/2015	—	—	—	—	—	—	10,148		—		—	499,992
	7/1/2015	—	—	—	—	—	—	—		250,000	(f)	56.66	2,380,000
	1/1/2016	—	—	—	—	—	—	3,804	(g)	—		—	42,985
Ann B. Gugino	7/1/2015	78,750	315,000	551,250	1,321	5,282	10,564	—		—		—	299,965
	7/1/2015	—	—	—	—	—	—	—		12,809		49.27	144,357
	7/1/2015	—	—	—	—	—	—	3,044		—		—	149,978
	7/1/2015	—	—	—	—	—	—	—		100,000	(f)	56.66	952,000
	1/1/2016	—	—	—	—	—	—	1,054	(g)	—		—	11,910
Paul A. Guggenheim	7/1/2015	60,000	240,000	420,000	1,101	4,402	8,804	—		—		—	249,990
	7/1/2015	—	—	—	—	—	—	—		10,674		49.27	120,296
	7/1/2015	—	—	—	—	—	—	2,537		—		—	124,998
	7/1/2015	—	—	—	—	—	—	—		75,000	(f)	56.66	714,000
John E. Adent	7/1/2015	50,000	200,000	350,000	—	—	—	—		—		—	—
	7/1/2015	—	—	—	—	—	—	—		75,000	(f)	56.66	714,000
	9/21/2015	—	—	—	1,043	4,170	8,340	—		—		—	208,333
	9/21/2015	—	—	—	—	—	—	—		8,895		45.21	77,387
	9/21/2015	—	—	—	—	—	—	2,304		—		—	104,164
George L. Henriques	7/1/2015	60,000	240,000	420,000	1,101	4,402	8,804	—		—		—	249,990
	7/1/2015	—	—	—	—	—	—	—		10,674		49.27	120,296
	7/1/2015	—	—	—	—	—	—	2,537		—		—	124,998
	7/1/2015	—	—	—	—	—	—	—		50,000	(f)	56.66	476,000
Les B. Korsh	7/1/2015	37,500	150,000	262,500	550	2,201	4,402	—		—		—	124,995
	7/1/2015	—	—	—	—	—	—	2,537		—		—	124,998
	7/1/2015	—	—	—	—	—	—	—		25,000	(f)	56.66	238,000

(a)	Represents amounts that could have been paid under our Management Incentive Compensation Plan for service rendered during fiscal 2016.

(b)	Each executive had the opportunity to increase his or her targeted bonus potential as a percentage of base salary by 3% for each 1% that actual performance exceeded budgeted performance up to 105% of budgeted performance, and by 6% for each 1% thereafter, subject to a cap at a 175% payout for actual performance equal to 115% of budgeted performance.

(c)	Represents performance units which vest only if performance criteria are met three years after the grant date.

(d)	Represents restricted stock awards or restricted stock units subject to time-based vesting. These awards vest 20% each year, starting one year after the date of grant. Dividends declared and paid on shares of our common stock are accrued at the same rate on this restricted stock (dividend equivalents in the case of restricted stock units). Accrued amounts are forfeitable and not paid until the related award vests. No preferential dividends are paid on such awards.

(e)	Represents the grant date fair value of performance units, shares of restricted stock and restricted stock units awarded to each named executive officer, computed in accordance with FASB ASC Topic 718.

(f)	Represents one-time special nonqualified stock options which vest 25% after three years, another 25% after four years and the remaining 50% after five years. The option exercise price is set at 115% of the fair market value of the stock on the grant date, July 1, 2015.

(g)	Represents shares purchased under our Capital Accumulation Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year-end 2016:

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott P. Anderson	7/1/2015	—	42,698	(a)	49.27	7/1/2025	4,640	(b)	201,144	37,808	(c)	1,638,977
	7/1/2015	—	250,000	(d)	56.66	7/1/2025	31,568	(e)	1,368,473	—		—
	7/1/2014	—	20,200	(a)	39.64	7/1/2024	6,967	(f)	302,019	—		—
Ann B. Gugino	7/1/2015	—	12,809	(a)	49.27	7/1/2025	600	(b)	26,010	12,682	(c)	549,765
	7/1/2015	—	100,000	(d)	56.66	7/1/2025	8,584	(e)	372,116	—		—
	7/1/2014	—	7,400	(a)	39.64	7/1/2024	1,941	(f)	84,142	—		—
Paul A. Guggenheim	7/1/2015	—	10,674	(a)	49.27	7/1/2025	1,320	(b)	57,222	11,002	(c)	476,937
	7/1/2015	—	75,000	(d)	56.66	7/1/2025	10,877	(e)	471,518	—		—
	7/1/2014	—	6,600	(a)	39.64	7/1/2024	8,642	(f)	374,631	—		—
John E. Adent	9/21/2015	—	8,895	(a)	45.21	9/21/2025	2,304	(g)	99,878	4,170	(c)	180,770
	7/1/2015	—	75,000	(d)	56.66	7/1/2025	—		—	—		—
George L. Henriques	7/1/2015	—	10,674	(a)	49.27	7/1/2025	800	(b)	34,680	10,502	(c)	455,262
	7/1/2015	—	50,000	(d)	56.66	7/1/2025	8,897	(e)	385,685	—		—
	7/1/2014	—	6,000	(a)	39.64	7/1/2024	—		—	—		—
Les B. Korsh	7/1/2015	—	25,000	(d)	56.66	7/1/2025	2,044	(h)	88,607	2,201	(c)	95,413
	—	—	—		—	—	4,051	(e)	175,611	—		—

(a)	Represents nonqualified stock options which vest 100% after three years.

(b)	Represents restricted stock award which vests 20% each year, starting three years after the grant date. Grant dates for each executive are at the beginning of each fiscal year or when the executive is hired or promoted, if such date is after the initial grant at the beginning of the fiscal year.

(c)	Represents performance units which vest only if performance criteria are met three years after the grant date.

(d)	Represents one-time special nonqualified stock options which vest 25% after three years, another 25% after four years and the remaining 50% after five years.

(e)	Represents restricted stock award which vests 20% each year, starting one year after the grant date. Grant dates for each executive are at the beginning of each fiscal year or when the executive is hired or promoted, if such date is after the initial grant at the beginning of the fiscal year.

(f)	Represents restricted stock purchased under our Capital Accumulation Plan. The restriction period is three years from the grant date, unless an extension is elected by the plan participant.

(g)	Represents restricted stock units which vest 20% each year, starting one year after the grant date.

(h)	Represents restricted stock award which vests 100% after two years.

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of options and vesting of restricted stock for our named executive officers during fiscal 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott P. Anderson	—	—	54,387	2,446,669
Ann B. Gugino	—	—	12,653	573,776
Paul A. Guggenheim	—	—	32,392	1,486,373
John E. Adent	—	—	—	—
George L. Henriques	—	—	31,176	1,429,112
Les B. Korsh	—	—	378	18,624

For stock awards in fiscal 2016, the number of shares in the table above represents the vesting of restricted stock awards, except for 1,855 of the shares listed for Mr. Anderson and 856 of the shares listed for Ms. Gugino, which are shares purchased under our Capital Accumulation Plan for which the restrictions lapsed. The values in the table above are based on the closing price of our common stock on the date the shares vested or the restrictions lapsed.

Potential Payments upon Termination or Change in Control

Upon the termination of a named executive officer, such person may be entitled to payments or the provision of other benefits, depending on the event triggering the termination. The events that would trigger a named executive officer’s entitlement to payments or other benefits upon termination, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of April 30, 2016, and a stock price of $43.35 per share, which was the closing price of one share of our common stock on April 29, 2016 (the last trading day of fiscal 2016):

	Scott P. Anderson	Ann B. Gugino	Paul A. Guggenheim	John E. Adent	George L. Henriques	Les B. Korsh
Involuntary Termination without Cause
Severance/Salary Continuation	$200,000	$105,000	$100,000	$100,000	$87,500	$75,000
Capital Accumulation Plan Benefits	$239,153	$76,901	$181,783	$13,333	—	$10,000
Total:	$439,153	$181,901	$281,783	$113,333	$87,500	$85,000
Involuntary Termination without Cause following Change in Control, or Voluntary Termination following Change in Control
Severance/Salary Continuation	$200,000	$105,000	$100,000	$100,000	$87,500	$75,000
Gain on Accelerated Stock Options	$74,942	$27,454	$24,486	—	$22,260	—
Accelerated Restricted Stock, Restricted Stock Units and Performance Units	$3,208,594	$947,891	$1,005,677	$280,648	$875,627	$359,623
Capital Accumulation Plan Benefits	$315,353	$98,144	$374,631	$13,333	—	$10,000
Total:	$3,798,889	$1,178,489	$1,504,794	$393,981	$985,387	$444,632
Death or Disability
Gain on Accelerated Stock Options	—	—	—	—	—	—
Accelerated Restricted Stock, Restricted Stock Units and Performance Units	$1,569,617	$398,126	$528,740	$99,878	$420,365	$264,218
Capital Accumulation Plan Benefits	$315,353	$98,144	$374,631	$13,333	—	$10,000
Total:	$1,884,970	$496,270	$903,371	$113,211	$420,365	$274,218
Retirement	—	—	—	—	—	—
Total:	—	—	—	—	—	—

Our severance policy generally provides 90 days of salary continuation, subject to management discretion to increase or decrease such severance benefit. Our severance policy may also be superseded by an individual agreement with a named executive officer. See “Compensation Discussion and Analysis” for further information. Although we have not entered into any other change-in-control agreements, our Amended and Restated Equity Incentive Plan provides that awards issued under that plan are fully vested and all restrictions on the awards lapse in the event of a change in control, as defined in such plan. Furthermore, under our 2015 Omnibus Incentive Plan, if the surviving or acquiring company in a change in control assumes our company’s outstanding incentive awards or provides for their equivalent substitutes, such plan provides for accelerated vesting of incentive awards following a change in control only upon the termination of the employee’s service, a material reduction in an employee’s base salary, a discontinuation of participation in certain long-term cash or equity benefits provided to comparable employees, a significant change in job responsibilities or the need to relocate, provided these events occur within two years of a change in control. Additionally, our Capital Accumulation Plan provides that on an event of acceleration, as defined in the plan, the restrictions on shares of restricted stock lapse and such stock becomes fully vested. An event of acceleration occurs if (a) a person has acquired a beneficial ownership interest in 30% or more of the voting power of our company, (b) a tender offer is made to acquire 30% or more of our company, (c) a solicitation subject to Rule 14a-11 of the Exchange Act relating to the election or removal of 50% or more of our Board of Directors occurs, or (d) our shareholders approve a merger, consolidation, share exchange, division or sale of our company’s assets.

Compensation Policies and Practices as They Relate to Risk Management

Our Compensation Committee conducts an annual risk assessment of its compensation policies and practices for all employees, including executive officers. As noted above in “Compensation Discussion and Analysis,” the committee reviewed our company’s risk assessment process and results and determined that our compensation programs are unlikely to create a material adverse effect on Patterson.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee, which is responsible for reviewing any proposed transaction with a related person, has adopted a written policy and procedures for the review, approval and ratification of any related party transaction requiring disclosure under Item 404(a) of Regulation S-K. This policy states that such committee is responsible for reviewing and approving or disapproving all interested transactions, which are defined as any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) our company will be a participant, and (c) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for director, or a greater than five percent beneficial owner of our company’s common stock, or an immediate family member of the foregoing.

There were no transactions requiring disclosure under Item 404(a) of Regulation S-K during fiscal 2016, except that our Audit Committee reviewed and considered the transactions our company began to have during fiscal 2016, as a result of our acquisition of Animal Health International, Inc., with Cargill Feed and Nutrition (“CFN”), where Sarena S. Lin is employed as president. In the ordinary course of business, our company purchased approximately $0.7 million of products from CFN during fiscal 2016, which amount was immaterial to either company’s revenues or operations.

All future transactions between us and our executive officers, directors and principal shareholders and their affiliates will be reviewed and approved or disapproved by our Audit Committee pursuant to the foregoing policy.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 30, 2016 about our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,266,336	$52.09	7,565,187
Equity compensation plans not approved by security holders	—	—	—
Total	1,266,336	$52.09	7,565,187

Effective September 21, 2015, our shareholders approved the 2015 Omnibus Incentive Plan (“2015 Incentive Plan”) as our company’s plan for issuing equity compensation, and reserved 4,000,000 shares for issuance thereunder. In addition to the shares remaining available under such plan, the number of securities remaining available for future issuance set forth in the table above includes shares subject to outstanding rights under, as well as other shares available for future issuance under, the following shareholder-approved plans: Employee Stock Purchase Plan, Sharesave Plan and Capital Accumulation Plan.

The 2015 Incentive Plan replaced the Amended and Restated Equity Incentive Plan (“2012 Incentive Plan”). No new awards may be granted under the 2012 Incentive Plan, but all outstanding awards previously granted under such plan remain outstanding and subject to the terms of such plan. The number of securities to be issued upon exercise of outstanding options, warrants and rights set forth in the table above includes shares issuable upon exercise of options and performance stock units awarded under the following shareholder-approved plans: 2012 Incentive Plan and 2015 Incentive Plan.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

We are committed to a compensation philosophy that links executive compensation to the attainment of business objectives and earnings performance, over the near and longer term, which in turn enables us to attract, retain and reward executive officers who contribute to our success.

To fulfill this philosophy, our Compensation Committee seeks to provide market-competitive compensation packages that emphasize our commitment to consistent long-term profitable growth and our belief that a substantial portion of the total compensation received by our executive officers should be dependent upon the performance of the business annually and over time.

We have structured our annual and long-term incentive-based cash and non-cash executive compensation programs to motivate executives to achieve the business goals of our company and reward them for achieving these goals. We believe our executive compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the “Executive Compensation” section of this proxy statement for additional details regarding our executive compensation.

Congress has enacted requirements commonly referred to as “say on pay” rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As required by these rules under Section 14A of the Exchange Act, we are asking our shareholders to vote on the adoption of the following resolution:

BE IT RESOLVED by the shareholders of Patterson Companies, Inc. (“Patterson”) that the shareholders approve the compensation of Patterson’s named executive officers as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules.

As an advisory vote, this proposal is non-binding. Although this vote is non-binding, our Board of Directors and Compensation Committee value the opinions of our shareholders, and will, as they did last year, consider the outcome of this vote when making future compensation decisions for our named executive officers. Our Compensation Committee has implemented an annual advisory vote on our executive compensation program, so the next such shareholder advisory vote will occur at our 2017 annual meeting of shareholders.

Vote Required

The affirmative vote of the greater of (1) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve this proposal. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares on this proposal. Our Board of Directors recommends that you vote FOR approval of this proposal.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed EY as our independent registered public accounting firm for the year ending April 29, 2017. If the shareholders do not ratify the appointment at the meeting, such committee will consider selection of another firm of independent registered public accountants, but reserves the right to uphold the appointment.

Representatives of EY are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders in attendance.

Principal Accountant Fees and Services

EY was our independent registered public accounting firm for the two most recently completed fiscal years. Aggregate fees for professional services rendered for our company by EY for such fiscal years were as follows:

	Fiscal Year Ended April 30, 2016		Fiscal Year Ended April 25, 2015
Audit Fees	$2,526,572		$1,948,364
Audit-Related Fees	454,001		1,615,842
Tax Fees	418,337	(a)	408,768
All Other Fees	1,995		1,995
Total	$3,400,905		$3,974,969

(a)	Does not include $408,800 of fees paid to EY by Lanai Holdings III, Inc. (“Lanai”) for costs incurred to perform the tax analysis required as a result of the direct foreign purchases Lanai elected to make in Patterson’s sale of Patterson Medical Holdings, Inc.

Audit fees were for professional services rendered for the audits of the consolidated financial statements, statutory audits of subsidiaries, and reviews of Securities and Exchange Commission filings. Audit-related fees were for employee benefit plan audits, audits in connection with proposed transactions, and due diligence assistance on proposed transactions. Tax fees were for assistance with U.S. and international tax compliance, planning, transaction cost analyses and other tax advisory services related to various company initiatives. All other fees were for use of an online research tool proprietary to EY.

Our Audit Committee has determined that the provision of services covered by the foregoing fees is compatible with maintaining the principal accountant’s independence. See “Our Board of Directors and Committees – Committee Responsibilities – Our Audit Committee and Its Report.”

The projects and categories of service are as follows:

Audit – These services include the work necessary for the auditor to render an opinion on our consolidated financial statements. Audit services also include audit or attest services required by statute or regulation, such as comfort letters, consents, reviews of Securities and Exchange Commission filings, statutory audits in non-U.S. locations and attestation reports on internal control over financial reporting required under the Sarbanes-Oxley Act.

Audit Related Services – These services consist primarily of audits of benefit plans, due diligence assistance, accounting consultation on proposed transactions and internal control reviews.

Tax Services – Tax services consist of acquisition due diligence, transaction cost analysis, integration matters, review and consultation on tax provision and filings and other tax matters.

Other Services – The committee believes that other services are not an integral part of the examination of our company’s financial statements, and that other services may raise a real or perceived question as to the auditor’s independence. Accordingly, a very strong rationale must be presented to support the selection of the auditor for other services, and alternative service providers should also be considered.

Recommendation

Our Audit Committee and our Board of Directors recommend that you vote FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending April 29, 2017.

ANNUAL REPORT TO SHAREHOLDERS

The Notice Regarding the Availability of Proxy Materials will contain instructions as to how you can access our annual report to shareholders, including our Annual Report on Form 10-K containing financial statements for the fiscal year ended April 30, 2016, over the Internet. It will also tell you how to request, free of charge, a paper or e-mail copy of our Annual Report on Form 10-K. No part of our annual report to shareholders is incorporated herein and no part of the annual report to shareholders is to be considered proxy-soliciting material.

We will furnish to each person whose proxy is being solicited, upon written request of such person, a copy of any exhibit described in the exhibit list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to our furnishing of such exhibit(s). Written requests for copies of such exhibit(s) should be sent to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota, 55120, Attention: Investor Relations.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the proxy materials, including the Notice Regarding the Availability of Proxy Materials, with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials, including the Notice Regarding the Availability of Proxy Materials, addressed to those shareholders, unless the affected shareholder has provided contrary instructions. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Patterson shareholders will be “householding” our proxy materials, including the Notice Regarding the Availability of Proxy Materials. A single Notice Regarding the Availability of Proxy Materials and, if applicable, a single set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice Regarding the Availability of Proxy Materials and, if applicable, a separate set of proxy materials, please notify your broker or us. Direct your written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota, 55120, Attention: Investor Relations. Shareholders who currently receive multiple copies of the proxy materials, including the Notice Regarding the Availability of Proxy Materials, at their addresses and would like to request “householding” of their communications should contact their brokers.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2017 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Les B. Korsh, no later than March 31, 2017. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Our Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8 under the Exchange Act, for shareholder proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely for consideration at the 2017 annual meeting of shareholders, a shareholder’s notice must be delivered to or mailed and received at our executive offices by June 14, 2017. In addition, the proxy solicited by the Board for the 2017 annual meeting of shareholders will confer discretionary authority to vote on any proposal presented by a shareholder at that meeting for which we have not been provided with notice on or prior to June 14, 2017.

OTHER MATTERS

Our Board of Directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Scott P. Anderson
Chairman, President and Chief Executive Officer

St. Paul, Minnesota

July 29, 2016

PATTERSON COMPANIES, INC. 1031 MENDOTA HEIGHTS ROAD ST. PAUL, MINNESOTA 55120

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E12395-P81390-Z68319 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PATTERSON COMPANIES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors Recommends you vote “FOR” the listed nominees in Item 1 and “FOR” Items 2 and 3.		☐	☐	☐

1. To elect eight directors to have terms expiring in 2017 and until their successors shall be elected and duly qualified.
01) Scott P. Anderson 02) John D. Buck 03) Jody H. Feragen 04) Sarena S. Lin	05) Ellen A. Rudnick 06) Neil A. Schrimsher 07) Les C. Vinney 08) James W. Wiltz
							For	Against	Abstain
2. Advisory approval of executive compensation.							☐	☐	☐
3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 29, 2017.							☐	☐	☐
NOTE: At their discretion, the proxies are authorized to vote on any other business properly brought before the meeting or any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.
For address changes and/or comments, please check this box and write them on the back where indicated.		☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report Including Form 10-K are available at www.proxyvote.com.

E12396-P81390-Z68319

PATTERSON COMPANIES, INC. ANNUAL MEETING OF SHAREHOLDERS Monday, September 12, 2016 4:30 p.m. local time
1031 Mendota Heights Road St. Paul, Minnesota 55120

Patterson Companies, Inc. 1031 Mendota Heights Road St. Paul, Minnesota 55120	Proxy
This proxy is solicited by the Board of Directors for use at the Annual Meeting on Monday, September 12, 2016.
The shares of stock held in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
By signing the proxy, you revoke all prior proxies and appoint Scott P. Anderson and Ann B. Gugino, or either of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting or at any adjournment or postponement thereof.

Address
Changes/Comments:_________________________________________________________________________________

___________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
See reverse for voting instruction.